UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 13, 2000


                            ASIA SUPERNET CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Colorado                      000-7619                  93-0636333
 ---------------------------      -------------------        ------------------
(State or other jurisdiction     (Commission File No.)      (I.R.S. Employer
 of incorporation)                                           Identification No.)


             1700 Lincoln Street, Suite 3200, Denver, Colorado 80203
             -------------------------------------------------------
               (Address of principal executive offices)    (Zip Code)


                                 (303) 860-1700
               --------------------------------------------------
              (Registrant's telephone number, including area code)



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Item 1.  CHANGES IN CONTROL

On June 13, 2000, Asia SuperNet Corporation (ASUP or the Company) issued 106,683,429 shares of its common stock under the terms of an agreement dated May 31, 2000, with the shareholders of ChinaNet Communications, Ltd., a Hong Kong corporation (ChinaNet), to acquire all issued and outstanding common shares of ChinaNet for a consideration of US$186,696,000, determined through a third-party valuation performed by American Appraisal Associates, Inc. The 106,683,429 shares were issued based on a share price of $1.75, in exchange for 100% of the outstanding shares of ChinaNet, subject to applicable regulatory and corporate compliance. Prior to the issuance of the shares, ASUP had 1,185,209 shares of common stock outstanding. As a result, the former shareholders of ChinaNet own 98.9% of the common stock outstanding of ASUP after the issuance of the 106,683,429 shares.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 13, 2000, Asia SuperNet Corporation (ASUP or the Company) issued 106,683,429 shares of its common stock under the terms of an agreement dated May 31, 2000, with the shareholders of ChinaNet Communications, Ltd., a Hong Kong corporation (ChinaNet), to acquire all issued and outstanding common shares of ChinaNet for a consideration of US$186,696,000, determined through a third-party valuation performed by American Appraisal Associates, Inc. The 106,683,429 shares were issued based on a share price of $1.75, in exchange for 100% of the outstanding shares of ChinaNet, subject to applicable regulatory and corporate compliance. The 106,683,429 common shares of ASUP were issued to WEBEXPRESS CO. LTD., Liu Ming Hui, Liu Ming Xing and Zhao Jianyie.

The total number of members of the board of directors has been increased from two to four. Two of the ChinaNet shareholders have been appointed to the Board of Directors: Liu Ming Hui and Zhao Jianyie.

ChinaNet has researched, developed and intends to manufacture and market a handheld personal digital assistant (PDA) which has been designed to function through China's existing pager network infrastructure. ChinaNet's goal is to convert a market of approximately 80 million traditional pager customers in China. A base station receives messages from the PDA and sends the messages to the Management Control Center (MCC) through a local digital data network. The MCC is interconnected with the base station, paging operators and content providers. The information requested by the PDA owner is broadcast through the paging network. The processing of each command is accomplished through the use of proprietary software, which receives the requests and responds as needed. ChinaNet has developed a unique system to manage and process this data. Patents for the PDA and base station technology in China and a copyright for the MCC software in China are pending.


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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of business acquired:

Audited financial statements of ChinaNet Communications Ltd. will be filed by amendment within 75 days of the reportable transaction.

(b)  Pro forma financial information.

Unaudited pro forma condensed consolidated financial statements will be filed by amendment.

(c)  Exhibits.


Exhibit        Description
-------        -----------

10.1           Stock Purchase  Agreement  between the Company and WEBEXPRESS CO.
               LTD., a shareholder of ChinaNet Communications Ltd., dated May 25, 2000 (1)

10.2           Stock  Purchase  Agreement  between the Company and Liu Ming Hui,
               Liu  Ming  Xing  and  Zhao  Jianyie,   shareholders  of  ChinaNet
               Communications Ltd., dated May 25, 2000 (1)


     (1)  To be filed by amendment

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ASIA SUPERNET CORPORATION




Dated:  June 28, 2000                       By: /s/ Robert H. Trapp
                                                -------------------------------
                                                Robert H. Trapp
                                                Secretary and Treasurer



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